                             OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

                      March 18, 1996 (as updated through August 20, 2008)

1. The Plan.  This Plan is the written  multiple class plan for each of (i)
the open-end management  investment companies and (ii) the closed-end management investment  company or companies  permitted by exemptive order to offer multiple classes of shares on the  proviso  that they  comply  with the Rule (as  defined below) (individually a "Fund" and collectively the "Funds"),  named on Exhibit A hereto,  which  exhibit may be revised from time to time,  for  OppenheimerFunds
Distributor, Inc. (the "Distributor"),  the general distributor of shares of the
Funds and for OppenheimerFunds,  Inc. (the "Advisor"), the investment advisor of the  Funds.(1)  In  instances  where  such  investment  companies  issue  shares representing interests in different portfolios  ("Series"),  the term "Fund" and
"Funds"  shall  separately  refer to each Series.  This Plan is the written plan contemplated by Rule 18f-3 (the "Rule") under the Investment Company Act of 1940
(the "1940  Act"),  pursuant  to which the Funds may issue  multiple  classes of shares.  The terms and provisions of this Plan shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  contained in the
Rule.

2. Similarities and Differences  Among Classes.  Each Fund offering shares of more than one class  agrees that each class of that Fund:  (1)(i)  shall have any  service  plan  or  distribution  and  service  plan  ("12b-1  Plan")  apply separately  to any class whose  shares are subject to such Plan,  and such class shall pay all of the expenses incurred  pursuant to that  arrangement;  and (ii)
may pay a different  share of expenses  ("Class  Expenses") if such expenses are actually  incurred in a different amount by that class, or if the class receives services  of a  different  kind or to a  different  degree  than  that of  other classes.  Class Expenses are those  expenses  specifically  attributable  to the particular  class of  shares,  namely  (a) 12b-1 Plan  fees,  (b)  transfer  and
shareholder   servicing  agent  fees  and   administrative   service  fees,  (c)
shareholder meeting expenses and (d) any other incremental expenses subsequently identified  that should be  allocated  to one class which shall be approved by a vote of that Fund's Board of Directors,  Trustees or Managers (the "Directors").
Expenses  identified in Items (c) through (d) may involve issues relating either to a specific  class or to the  entire  Fund;  such  expenses  constitute  Class
Expenses  only when they are  attributable  to a specific  class.  Because Class
Expenses  may be accrued  at  different  rates for each class of a single  Fund, dividends  distributable  to  shareholders  and net asset  values  per share may differ  for  shares of  different  classes  of the same  Fund.  (2)  shall  have exclusive  voting  rights on any  matters  that  relate  solely to that  class's arrangements,  including without  limitation voting with respect to a 12b-1 Plan for that class; (3) shall have separate voting rights on any matter submitted to shareholders  in which the  interests of one class differ from the  interests of any other class; (4) may have a different  arrangement for shareholder services, including  different  sales  charges,  redemption  fees,  sales charge  waivers, purchase and redemption  features,  exchange  privileges,  loan privileges,  the availability of certificated  shares and/or conversion  features;  and (5) shall have in all other respects the same rights and  obligations as each other class.

3.  Allocations  of  Income,   Capital  Gains  and  Losses  and  Expenses.   The
methodologies and procedures for allocating  capital gains and losses,  fees and expenses,  as set forth in the most  current  version  of the  report  captioned
"Methodology   for  Net  Asset  Value  (NAV)  and  Dividend   and   Distribution
Determinations  for  Oppenheimer  Funds with  Multiple  Classes  of Shares"  are re-approved.  Income,  realized and  unrealized  capital  gains and losses,  and expenses of each Fund other than Class Expenses  allocated to a particular class shall be allocated to the  respective  class on the basis of the net asset value of that  class in  relation  to the net  asset  value of that  Fund,  except  as follows:  For Funds operating under 1940 Act Rule 2a-7, and for other Funds that declare  dividends from net investment income on a daily basis, such allocations shall be made on the basis of relative net assets  (settled  shares) [net assets valued in accordance with generally accepted accounting principles but excluding the value of  subscriptions  receivable]  in  relation to the net assets of that
Fund.

4. Expense  Waivers and  Reimbursements.  From time to time the Advisor or the Fund's transfer and shareholder servicing agent may voluntarily undertake to
(i) waive any portion of the  management  fee and/or  transfer  and  shareholder servicing agent fees charged to a Fund, and/or (ii) reimburse any portion of the expenses of a Fund or of one or more of its  classes,  but is not required to do so or to continue to do so for any period of time.  The Advisor  shall provide a quarterly report to the Directors of Fund expense reimbursements to disclose any reimbursements  that  are not  equal  for  all  classes  of the  same  Fund.

5. Conversions of Shares.  Any Fund may offer a conversion  feature whereby shares of one class  ("Purchase  Class  Shares") will convert  automatically  to shares of another class ("Target  Class Shares") of that Fund,  after being held for a requisite period ("Matured Purchase Class Shares"),  pursuant to the terms and  conditions  of  that  Fund's  Prospectus  and/or  Statement  of  Additional
Information.  Such terms and conditions may provide for that time period to vary for Purchase Class Shares (i) afforded different shareholder privileges or other features,  (ii) issued by  different  Funds,  and/or  (iii)  issued on different dates.  Upon  conversion of Matured  Purchase  Class Shares,  all Purchase Class
Shares of that Fund acquired by  reinvestment of dividends or  distributions  of such  Matured  Purchase  Class  Shares  shall  also be  converted  at that time.
Purchase  Class Shares will convert into Target Class Shares of that Fund on the basis  of the  relative  net  asset  values  of the  two  classes,  without  the imposition of any sales load, fee or other charge.  The conversion feature shall be offered for so long as (i) the  expenses to which  Target  Class  Shares of a
Fund are subject,  including payments  authorized under that Fund's Target Class
12b-1 plan,  are not higher than the  expenses of Purchase  Class Shares of that
Fund, including payments authorized under that Fund's Purchase Class 12b-1 plan;
(ii) there continues to be available a ruling from the Internal  Revenue Service
("IRS")  revenue  procedure or other IRS ruling or regulation,  or an opinion of counsel or of an opinion of an  auditing  firm  serving as tax  adviser,  to the effect that the  conversion of Purchase Class Shares to Target Class Shares does not  constitute a taxable  event for the holder;  and (iii) if  shareholders  of
Target Class Shares of a Fund, but not  shareholders of Purchase Class Shares of that Fund,  approve any  increase in expenses  allocated to the Target Class for shareholder  services or distribution  (including payments authorized under that
Fund's Target Class 12b-1 plan),  that Fund will establish a new class of shares
("New Target Class  Shares") and shall take such other action as is necessary to provide that existing  Purchase Class Shares are exchanged or converted into New
Target Class Shares,  identical in all material  respects to Target Class Shares as they existed prior to implementation of the proposal to increase expenses, no later than the date such shares previously were scheduled to convert into Target
Class Shares.

6. Disclosure. The classes of shares to be offered by each Fund, and the initial,  asset-based  or contingent  deferred  sales charges and other material distribution  arrangements  with respect to such classes,  shall be disclosed in the prospectus  and/or  statement of additional  information  used to offer that class of shares. Such prospectus or statement of additional information shall be supplemented  or  amended to reflect  any  change(s)  in classes of shares to be offered  or in the  material  distribution  arrangements  with  respect  to such classes.

7.  Independent  Audit.  The methodology and procedures for calculating the net asset value,  dividends and distributions of each class shall be reviewed at least annually by an independent auditor (or independent  auditing firm) as part of a report  reviewing  the policies  and  procedures  placed in  operation  and testing the  operating  effectiveness  as defined and described in SAS 70 of the
AICPA.

8. Offers and Sales of Shares.  The Distributor will maintain  compliance standards  as to  when  each  class  of  shares  may  appropriately  be  sold to particular  investors,  and will require all persons selling shares of the Funds to agree to conform to such standards.

9. Rule 12b-1  Payments.  The  Treasurer of each Fund shall  provide to the
Directors of that Fund, and the Directors shall review, at least quarterly,  the written  report  required by that Fund's  12b-1 Plan,  if any.  The report shall include information on (i) the amounts expended pursuant to the 12b-1 Plan, (ii)
the purposes for which such  expenditures  were made and (iii) the amount of the
Distributor's  unreimbursed  distribution  costs (if  recovery  of such costs in future periods is permitted by that 12b-1 Plan),  taking into account 12b-1 Plan payments and contingent deferred sales charges paid to the Distributor.

10. Conflicts. On an ongoing basis, the Directors of the Funds, pursuant to their fiduciary  responsibilities under the 1940 Act and otherwise, will monitor the Funds for the existence of any material conflicts among the interests of the classes.  The Advisor and the Distributor  will be responsible for reporting any potential  or  existing  conflicts  to the  Directors.  In the event a  conflict arises, the Directors shall take such action as they deem appropriate.

11. Effectiveness and Amendment. This Plan takes effect for each Fund as of the date of adoption shown below for that Fund, whereupon the open-end Funds are released from the terms and conditions  contained in their respective  exemptive applications pursuant to which orders were issued exempting the respective Funds from the provisions of Sections 2(a)(32),  2(a)(35),  18(f), 18(g), 18(i), 22(c)
and 22(d) of the 1940 Act and Rule 22c-1  thereunder,  or from their  respective previous  multiple class plan.(2) This Plan has been approved by a majority vote of the  Board  of  each  Fund  and of  each  Fund's  Board  members  who are not
"interested  persons"  (as  defined  in the 1940  Act) and who have no direct or indirect  financial  interest  in the  operation  of the Plan or any  agreements relating  to the Plan (the  "Independent  Trustees")  of each  Fund at  meetings called for  Oppenheimer  Funds listed on Exhibit A, in each case for the purpose of voting on this Plan.  Prior to that vote,  (i) each Board was furnished  with the  methodology  used  for  net  asset  value  and  dividend  and  distribution determinations  for  the  Funds,  and  (ii)  majority  of  each  Board  and  its
Independent  Trustees  determined  that  the  Plan as  proposed  to be  adopted, including  the expense  allocation,  is in the best  interests of each Fund as a whole and to each  class of each Fund  individually.  Thereafter,  this Plan has been approved at least  annually by a majority of each Board of the  Oppenheimer
Funds  listed on  Exhibit A hereto,  including  a  majority  of the  Independent
Trustees of such Funds.  Prior to any material amendment to the Plan, each Board shall request and evaluate,  and the Distributor shall furnish, such information as may be  reasonably  necessary to evaluate such  amendment,  and a majority of each Board and its Independent  Trustees shall find that the Plan as proposed to be amended,  including the expense  allocation,  is in the best interest of each class,  each  Fund as a whole  and each  class  of each  Fund  individually.  No material  amendment  to the  Plan  shall  be made by any  Fund's  Prospectus  or
Statement of Additional  Information or a supplement to either of the foregoing, unless such  amendment has first been approved by a majority of the Fund's Board and its Independent Trustees.

12.  Disclaimer  of  Shareholder  and Trustee  Liability.  The  Distributor
understands that the obligations  under this Plan of each Fund that is organized as  a  Massachusetts  business  trust  are  not  binding  upon  any  Trustee  or shareholder  of such Fund  personally,  but bind  only that Fund and the  Fund's property. The Distributor represents that it has notice of the provisions of the
Declarations  of  Trust  of  such  Funds  disclaiming  shareholder  and  Trustee liability for acts or obligations of the Funds.

Initially  approved  by the  Boards  of the  Board I  Oppenheimer  Funds on
October 5, 1995, and most recently approved by those Boards on August 13, 2008.

                                                /s/ Robert G. Zack
                                                Robert G. Zack, Secretary
                                                Board I Oppenheimer Funds

Initially  approved  by the  Boards  of the Board II  Oppenheimer  Funds on
October 24, 1995, and most recently approved by those Boards on August 20, 2008.

                                                /s/ Robert G. Zack
                                                Robert G. Zack, Vice President
                                                  & Secretary
                                                Board II Oppenheimer Funds

Initially  approved  by the Boards of the Board III Funds on  November  28,
1995 (for the former  Oppenheimer Quest funds), and on January 10, 1996 (for the former Oppenheimer  Rochester funds), and most recently approved by those Boards on August 5, 2008.

                                                /s/ Robert G. Zack
                                                Robert G. Zack, Secretary
                                                Board III Oppenheimer Funds

                                                                    Exhibit A

1.       Board I Oppenheimer Funds

Oppenheimer Absolute Return Fund
Oppenheimer AMT-Free Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund
Oppenheimer Baring China Fund
Oppenheimer Baring Japan Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Dividend Growth Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Global Value Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Institutional Money Market Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer International Value Trust
         (consisting of the following 1 series:)
                  Oppenheimer International Value Fund
Oppenheimer Limited Term California Municipal Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multi-State Municipal Trust
         (consisting of the following 3 series:)
                  Oppenheimer New Jersey Municipal Fund
                  Oppenheimer Pennsylvania Municipal Fund
                  Oppenheimer Rochester National High Yield Municipals
Oppenheimer Portfolio Series
         (consisting of the following 4 series)
                  Conservative Investor Fund
                  Moderate Investor Fund
                  Active Allocation Fund
                  Equity Investor Fund
Oppenheimer Real Estate Fund
Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Rochester Double Tax-Free Municipals
Oppenheimer Rochester General Municipal Fund
Oppenheimer Select Value Fund
Oppenheimer Series Fund, Inc.
         (consisting of the following 1 series):
                  Oppenheimer Value Fund
Oppenheimer Baring SMA International Fund
Oppenheimer SMA International Bond Fund
Oppenheimer SMA Core Bond Fund
Oppenheimer Transition 2010 Fund
Oppenheimer Transition 2015 Fund
Oppenheimer Transition 2020 Fund
Oppenheimer Transition 2025 Fund
Oppenheimer Transition 2030 Fund
Oppenheimer Transition 2040 Fund
Oppenheimer Transition 2050 Fund
Oppenheimer U.S. Government Trust

2.       Board II Oppenheimer Funds

Centennial Money Market Trust
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer Integrity Funds
         (consisting of the following 1 series:)
                  Oppenheimer Core Bond Fund
Oppenheimer International Bond Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Funds, Inc.
         (consisting of the following 1 series:)
                  Oppenheimer Main Street Fund
Oppenheimer Main Street Opportunity Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer Municipal Fund
         (consisting of the following 1 series:)
                  Oppenheimer Limited Term Municipal Fund
Oppenheimer Portfolio Series Fixed Income Active Allocation Fund
Oppenheimer Principal Protected Trust
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund
Oppenheimer Principal Protected Trust II
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund II
Oppenheimer Principal Protected Trust III
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund III
Oppenheimer Commodity Strategy Total Return Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Strategic Income Fund
Oppenheimer Target Distribution Fund
Oppenheimer Target Distribution & Growth Fund
Oppenheimer Variable Account Funds
         (consisting of the following 11 series:)
                  Oppenheimer Balanced Fund/VA
                  Oppenheimer Capital Appreciation Fund/VA
                  Oppenheimer Core Bond Fund/VA
                  Oppenheimer Global Securities Fund/VA
                  Oppenheimer High Income Fund/VA
                  Oppenheimer Main Street Fund/VA
                  Oppenheimer Main Street Small Cap Fund/VA
                  Oppenheimer MidCap Fund/VA
                  Oppenheimer Money Fund/VA
                  Oppenheimer Strategic Bond Fund/VA
                  Oppenheimer Value Fund/VA
Panorama Series Fund, Inc.
         (consisting of the following 3 series):
                  Growth Portfolio
                  Oppenheimer International Growth Fund/VA
                  Total Return Portfolio

3.       Board III Funds

Bond Fund Series - Oppenheimer Convertible Securities Fund
Oppenheimer Equity Income Fund, Inc.
Oppenheimer MidCap Fund
Oppenheimer Quest International Value Fund, Inc.
Oppenheimer Quest for Value Funds
         (consisting of the following 3 series:)
                  Oppenheimer Quest Balanced Fund
                  Oppenheimer Quest Opportunity Value Fund
                  Oppenheimer Small- & Mid- Cap Value Fund
Oppenheimer Rising Dividends Fund, Inc.
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York Municipal Fund

(1) For Centennial Money Market Trust, Centennial Asset Management Corp. is
substituted as the "Distributor" and the "Advisor".

(2)The exemptive  applications include Oppenheimer Management Corp. et al.,
Release IC-19821,  10/28/93 (notice) and Release IC-19894, 11/23/93 (order), and
Quest for Value Fund,  Inc.  et al.,  Release  IC-19605,  7/30/93  (notice)  and
Release  IC-19656,  8/25/93 (order).  Plans were initially adopted by the Denver
Oppenheimer  Funds on October  24,  1995,  by the New York  OppenheimerFunds  on
October 5, 1995,  by the Quest  Oppenheimer  Funds on November 28, 1995,  by the
Rochester  Oppenheimer  Funds on January 10,  1996,  by the  Connecticut  Mutual
Oppenheimer  Funds on February 26, 1996, to take effect March 18, 1996, and were subsequently  adopted by each Oppenheimer  Fund that commenced  operations after that date of approval, as of the commencement of operation of that new fund.